UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2015

Dakota Plains Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53390	20-2543857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 473-9950

N/A
(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth below under Item 5.03 regarding the amendment and restatement of the Amended and Restated Bylaws of Dakota Plains Holdings, Inc. (the “Company”) is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2015, the Board of Directors (the “Board”) of the Company adopted the Second Amended and Restated Bylaws (the “Bylaws”) of the Company.  The amendment and restatement of the Bylaws was effective immediately and includes, among other things, the following changes:

●	Suspending the stockholder right to request or call special meetings during the time period starting on February 1, 2015 and ending upon the close of the 2015 annual meeting of the stockholders.

●	Suspending the stockholder right to act by written consent during the time period starting on February 1, 2015 and ending upon the close of the 2015 annual meeting of the stockholders.

●	Clarifying the time period during which notice of director nominations and stockholder proposals may be given.

●	Providing for additional disclosure requirements for notices of director nominations and stockholder proposals.

●	Clarifying the procedures for the cancellation, postponement or rescheduling of any meeting of stockholders.

●	Clarifying the procedures relating to the appointment of the chairman of a meeting of stockholders and the powers of the chairman of a meeting to conduct such a meeting.

●	Resolving a conflict with mandatory Nevada law (NRS 78.335) by correcting the voting requirements for director removal in the Bylaws.

●	Designating the District Courts of the State of Nevada as the sole and exclusive forum for certain legal action, unless the Company consents in writing to the selection of an alternative forum.

The foregoing description of the  Bylaws is not complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)              Exhibits.

3.1	Second Amended and Restated Bylaws of Dakota Plains Holdings, Inc., effective February 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAKOTA PLAINS HOLDINGS, INC.

Date: February 2, 2015	By:	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer and Treasurer

EXHIBIT INDEX

3.1	Second Amended and Restated Bylaws of Dakota Plains Holdings, Inc., effective February 1, 2015.